UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2020
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	001-10701	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati,	Ohio	45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

3.02	Unregistered Sales of Equity Securities	4

9.01	Financial Statements and Exhibits	4

Item 1.01 Entry into a Material Definitive Agreement

On September 23, 2020, The E. W. Scripps Company (the “Company “) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ION Media Networks, Inc., a Delaware corporation (“ION Media”), Scripps Media, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Parent”), Scripps Faraday Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and BD ION Equityholder Rep LLC, a Delaware limited liability company, pursuant to which, upon the terms and conditions thereof, Merger Sub will be merged with and into ION Media (the “Merger”), with ION Media continuing as the surviving company and a wholly owned subsidiary of Parent.

ION Media owns and operates 71 broadcast television stations in 62 markets in the United States, including 24 of the 25 largest markets, and its popular crime-and-justice procedural programming reaches over 100 million homes in the United States through its owned and operated stations and independent broadcast companies that are network affiliates of ION Media.

The Gross Merger Consideration (as defined in the Merger Agreement) is $2.65 billion. The Company and ION Media must obtain approval of the transactions contemplated by the Merger Agreement from the Federal Communications Commission (“FCC”) and clearance of those transactions from the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The holders of the Company’s outstanding Common Voting Shares must approve by majority vote certain matters relating to the equity financing described herein. Under certain circumstances provided for in the Merger Agreement, the Company or ION Media may terminate the Merger Agreement, and, if elected by ION Media, the Company will make a payment of $35 million to ION Media or reimburse certain fees and expenses incurred by ION Media, depending on the circumstances of such termination.

The board of directors of each of the Company, Parent, and Merger Sub has unanimously approved, and Parent as the sole stockholder of Merger Sub has approved, the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby. The board of directors of the Company has recommended that the holders of its outstanding Common Voting Shares approve those matters described herein that they are required to approve pursuant to the Merger Agreement.

The Company intends to finance the acquisition of ION Media with a combination of cash, preferred equity financing, and debt financing.

The Company has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Berkshire Hathaway Inc., a Delaware corporation (“Berkshire Hathaway”), pursuant to which Berkshire Hathaway will provide $600 million of financing for the Merger in exchange for 6,000 Series A Preferred Shares of the Company having a face value of $100,000 per share (the “Preferred Shares”) and a warrant to purchase approximately 23.1 million Class A common shares of the Company at $13.00 per share (the “Warrant”). The Preferred Shares are perpetual and will be redeemable at the option of the Company beginning on the fifth anniversary of issuance, and redeemable at the option of the holders in the event of a Change of Control (as defined in the terms of the Preferred Shares), in each case at a redemption price of 105% of the face value, plus accrued and unpaid dividends (whether or not declared). As long as the Company pays quarterly dividends in cash on the Preferred Shares, the dividend rate will be 8% per annum. If dividends on the Preferred Shares, which compound quarterly, are not paid in full in cash, the rate will increase to 9% per annum for the rest of time that the Preferred Shares are outstanding. Under the terms of the Preferred Shares, the Company will be prohibited from paying dividends on and purchasing its common shares until all Preferred Shares are redeemed. The Warrant is exercisable at the holder’s option at any time or from time to time, in whole or in part, until the first anniversary of the date on which no Preferred Shares remain outstanding. The closing under the Securities Purchase Agreement is subject to certain conditions, including the closing of the Merger. The sale of the Preferred Shares, issuance of the Warrant, and sale of Class A Common Shares upon exercise of the Warrant will constitute transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Morgan Stanley Senior Funding, Inc. has issued a commitment to provide the Company with $1.85 billion of debt financing in the form of senior secured and unsecured facilities.

To comply with the national and local ownership rules of the FCC, Parent and Merger Sub have entered into an Asset Purchase Agreement with INYO Broadcast Holdings, LLC, a Nevada limited liability company (“INYO”), pursuant to which INYO will purchase 23 of the ION Media broadcast television stations. Upon completion of the Merger the stations acquired by INYO will become independent affiliates of the ION Media Network pursuant to long-term affiliation agreements.

The Merger is subject to certain conditions, including a closing condition that the Company obtain the approval by the holders of its Common Voting Shares of the issuance of the Warrant to Berkshire Hathaway and of an amendment to the Company’s articles of incorporation to establish certain terms of the Preferred Shares (the “Articles Amendment”). The affirmative vote of a majority of the outstanding Common Voting Shares is required to approve the issuance of the Warrant and the Articles Amendment. The holders of the outstanding Common Voting Shares of the Company are descendants of the Company’s founder, Edward W. Scripps, and certain of them are part of a group with collective voting power over a majority of the Common Voting Shares. Descendants owning a majority of the outstanding Common Voting Shares of the Company entered into a Voting Agreement with ION Media on September 23, 2020 (the “Voting Agreement”). Pursuant to the Voting Agreement, each of those shareholders has agreed to vote to approve the issuance of the Warrant and the Articles Amendment. The Company has been informed by counsel for the signatories of the Voting Agreement that the Voting Agreement will be filed as an exhibit to an amendment to a report on Schedule 13D to be filed by such group of descendants with the Securities and Exchange Commission.

The Merger Agreement and the Securities Purchase Agreement, among other documents, are filed as exhibits to this report. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and the Securities Purchase Agreement, and is qualified in its entirety by the terms and conditions of the Merger Agreement and the Securities Purchase Agreement. It is not intended to provide any other factual information about the Company, Berkshire Hathaway, ION Media or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties, covenants and agreements in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Berkshire Hathaway, ION Media or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the Merger Agreement and the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The information required by Item 3.02 is contained in the sixth paragraph under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

2.1	Agreement and Plan of Merger by and among The E.W. Scripps Company, Scripps Media, Inc., Scripps Faraday, Inc., ION Media Networks, Inc., and BD ION Equityholder Rep LLC, dated September 23, 2020

4.1	Form of Warrant Agreement to be entered into by and between The E.W. Scripps Company and Berkshire Hathaway, Inc.

4.2	Form of Amendment to Articles of Incorporation

10.1	Securities Purchase Agreement, by and between The E.W. Scripps Company and Berkshire Hathaway, Inc., dated September 23, 2020

10.2	Form of Registration Rights Agreement to be entered into by and between The E.W. Scripps Company and Berkshire Hathaway, Inc.

99.1	Press release dated September 24, 2020

99.2	ION Media Acquisition: Investor Presentation dated September 24, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Senior Vice President, Controller and Treasurer
(Principal Accounting Officer)
Dated: September 25, 2020